National Health Investors


Bickford
ASSISTED LIVING & MEMORY CARE

Investor Update

November 7, 2023

NHI
NATIONAL HEALTH INVESTORS

Safe Harbor Statement

These slides and other materials we have filed or may file with the Securities and Exchange Commission, as well as information included in oral statements made, or to be made, by our senior management contain forward-looking statements that are based on current expectations, estimates, beliefs and assumptions. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. While we may elect to update these forward-looking statements at some point in the future, we disclaim any obligation to do so, except as may be required by law, even if our estimates or assumptions change. In light of these and other uncertainties, the inclusion of a forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements. Factors which could cause our actual results to be materially different from those in or implied by the forward looking statements we make, many of which are beyond our control, include, among other things, the impact of COVID-19 or another public health crisis on our tenants and operators; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities; the risk that the cash flows of our tenants, managers and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk of damage from catastrophic weather and other natural or man-made disasters and the physical effects of climate change; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; operational risks with respect to our senior housing operating portfolio structured communities; risks related to our ability to maintain the privacy and security of Company information; and other risks which are described under the heading “Risk Factors” in Item 1A in our Form 10-K for the year ended December 31, 2022 and under the heading “Risk Factors” in Item 1A in our Form 10-Q for the quarter ended September 30, 2023.



In this presentation we refer to non-GAAP financial measures. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles. Reconciliations to certain non-GAAP measures can be found at the end of this presentation, in the Company’s quarterly supplementals which can be found on our website at www.nhireit.com, and in quarterly 10-Q filings and annual 10-K filing. Throughout this presentation, certain abbreviations and acronyms are used to simplify the format. A list of definitions is provided at the end of this presentation to clarify the meaning of any reference that may be ambiguous.

Overview of Third Quarter 2023

Summary of Quarterly Financial Results

(in thousands except per share and percentages)	Q3 2022	Q2 2023	Q3 2023
Net Income per share	$0.78	$0.92	$0.68
NAREIT FFO per share	$1.04	$1.05	$1.08
Normalized FFO per share	$1.06	$1.06	$1.08
Funds Available for Distribution (FAD)	$47,378	$44,586	$48,170
Diluted shares outstanding	44,403	43,389	43,389
FAD Payout Ratio	82.4%	87.6%	81.1%
SHOP NOI	$2,774	$2,111	$2,322



Key Highlights and Portfolio Activity

Real Estate Investments

- Cash lease revenue of $59.0 million exceeded expectations driven by a strong collection percentage, deferral repayments and no unexpected concessions
- Deferral repayments of $2.3 million compared to $0.7 million in 2Q 2023
- Incremental discrete collections of $1.0 million from two senior housing operators on the cash basis of accounting
- EBITDARM coverage improved sequentially across all asset classes with total portfolio coverage for the trailing twelve months (TTM) ended June 30, 2023, improving to 1.84x compared to 1.75x in the TTM ended March 30, 2023
- Senior Housing – Need Driven coverage for the TTM ended June 30, 2023, improved sequentially to 1.26x from 1.22x
- Bickford's Q3 2023 average occupancy of 84.2% improved 220 bps sequentially from 82.0% in Q2 2023 with September average occupancy of 85.2%

Senior Housing Operating Portfolio (SHOP)

- Quarterly NOI of $2.3 million and margin of 18.8% increased sequentially from $2.1 million and 17.9%, respectively
- Average Q3 2023 occupancy of 79.0% increased 350 basis points sequentially from 75.5% in Q2 2023
- Average September 2023 occupancy of 81.2% increased 260 basis points sequentially from 78.6% in August 2023
- Recurring capex increased to $0.8 million in Q3 2023 from $0.3 million in Q2 2023

Balance Sheet

- Net Debt to Adjusted EBITDA at 4.4x remains within NHI's target range of 4.0x – 5.0x
- Liquidity at the end of Q3 2023 included $495 million of available revolver capacity and $500 million on the ATM
- Repaid $50.0 million of private placement notes in November 2023

Portfolio Activity

- Amended a mezzanine loan with Capital Funding Group which increased the loan balance from $8.1 million to $25.0 million and increased the rate to 10.0%
- Sold four properties in Q3 2023 and Q4 2023 for cash considerations of $8.3 million plus $1.6 million of seller financing on one of the transactions with an aggregate book value of $8.2 million
- NHI currently has one property held for sale with an aggregate book value of $5.0 million and Q3 2023 contractual rent of $0.3 million
- NHI and Discovery Senior Living are currently in negotiation to amend 1) a triple-net master lease on portfolio of six properties that would delay a November 2023 scheduled rent reset and 2) two single property leases expected to result in a temporary reduction in rent

Updated 2023 Guidance

2023 Guidance Midpoints

(in thousands except per share amounts)	As of Aug-23 Midpoint	As of Nov-23 Midpoint
Net income attributable to common stockholders	**$140,150**	**$139,200**
Adjustments to NAREIT Funds From Operations (FFO)		
Depreciation (net) [1]	69,200	68,700
Gains on sales (net) and impairments of real estate	(19,650)	(19,100)
NAREIT FFO	**189,700**	**188,800**
Adjustments to Normalized FFO (NFFO)		
Non-cash deferred rent recognition and other	(1,750)	(2,500)
Normalized FFO (NFFO)	**187,950**	**186,300**
Adjustments to Funds Available for Distribution		
Straight-line revenue (net) [1] and lease incentive amortizations	(6,100)	(4,800)
Equity method investment adjustments	(1,400)	(1,500)
Equity method investment non-refundable fees received	1,200	1,250
Non-cash stock-based compensation	4,400	4,500
SHOP [1] and equity method investment recurring capital expenditures	(2,400)	(2,350)
Other [2]	2,250	3,400
Funds Available for Distribution (FAD)	**$185,900**	**$186,800**
Weighted average diluted common shares	43,400	43,400
NAREIT FFO per diluted common share	$4.37	$4.35
NFFO per diluted common share	$4.33	$4.30

[1] Net of amounts attributable to non-controlling interests

[2] Includes changes in CECL reserves and amortizations associated with debt facilities

2023 Guidance Assumptions & Considerations

- The revised Normalized FFO and Normalized FAD guidance reflect, among other items:
  - increased expectations for cash lease revenue and interest income;
  - lower general, administrative and legal expenses; and
  - lower franchise, excise and other taxes.
- The revised Normalized FFO guidance reflects lower net income attributable to common stockholders including, among other items:
  - a reduction in straight-line revenue due to the acceleration of contractual rents collected related to prior deferrals; and
  - an increase in the Company's credit loss reserve expectations.
- Continued rent concessions, asset dispositions and loan repayments throughout 2023;
- Continued fulfillment of existing commitments;
- Continued collection of deferred rents in line with recent trailing three-quarter cash deferred rent collection experience of approximately $1.0 million; and
- No incremental benefit from unidentified acquisitions.

In addition to the assumptions listed above, NHI's guidance range is based on several other assumptions, many of which are outside the Company's control and all of which are subject to change. The guidance range may change if actual results vary from these assumptions.

Investment Overview

NATIONAL HEALTH INVESTORS

1 Portfolio Optimization Largely Complete

- Planned dispositions largely completed
- Improved EBITDARM coverages particularly in Need Driven portfolio to 1.26x



2 Multiple Drivers Enhance Organic Growth Profile

- Repayment of deferral balances
- Rent reset on restructured and transitioned properties
- SHOP upside as fundamentals improve



3 Financial Strength Positions NHI for External Growth

- Leverage profile in target range
- Significant capacity without near-term equity needs
- Leverage at 4.4x is well within target range of 4.0x – 5.0x



4 Optimization Creates More Capital Efficiency/Visibility

- ROIC recovering as optimization efforts create a more stable portfolio
- First Senior Housing/SNF REIT to reintroduce annual guidance



1 Portfolio Optimization Overview

NHI NATIONAL HEALTH INVESTORS

OBJECTIVES	ACTIONS AND OUTCOMES
Optimize Portfolio through Significant Asset Sales & Tenant Transitions; Additional Restructuring Continues	• Since Q2 2021 completed approximately $353.9 million in senior housing dispositions at a NOI cash yield of approximately 3.2% and EBITDARM coverage of 0.57x • Transitioned six properties to new and existing operators • EBITDARM coverage improvement across the need driven senior housing portfolio • NHI is targeting limited additional assets sales and currently has just 1 property held-for-sale with a net book value of $5.0 million • Additional tenant transitions, rent restructures, and lease maturities likely to have modest impact on near-term NOI
Reposition Bickford & legacy Holiday Portfolios to Prosper as Senior Housing Fundamentals Recover	• Restructured Bickford lease effective April 1, 2022, with a FMV reset after two years; TTM EBITDARM coverage through Q2 2023 which reflects the full impact of the reset was 1.45x • The rent reset immediately improves Bickford's financial health and positions the operator to continue repayments of $20.5 million in cumulative deferrals over the next several years • Bickford has repaid approximately $1.5 million through Q3 2023 and NHI has utilized $5.5 million from deferrals in value creating transactions • Transitioned 15 former Holiday properties to our new senior housing operating portfolio ("SHOP") effective April 1, 2022, to Discovery Senior Living and Merrill Gardens
Maintain Low Levered Balance Sheet to Capitalize on Organic Growth & External Opportunities	• Despite significant deferrals and asset dispositions, NHI has maintained leverage within its stated goal of 4.0x – 5.0x net debt-to-adjusted EBITDA • Completed $152 million in share repurchases in 2022 and continue to have significant capacity to deploy capital • Significant deferrals and notes receivable balances provide multi-year organic growth opportunity as industry fundamentals improve and tenants repay balances • SHOP long-term opportunity to return margin to mid 30% range

1

Senior Housing & SNF Dispositions

(dollars in thousands)

- Since Q2 2021, NHI has completed the disposition of 44 underperforming senior housing properties for net proceeds of approximately $353.9 million at an implied property cash NOI yield of 3.2% and EBITDARM coverage of 0.57x;
- NHI completed the sale of 7 underperforming NHC SNFs for $43.4 million with little near-term loss of cash rent; and
- At September 30, 2023, NHI had 4 senior housing properties classified as held for sale with a net book value of $10.9 million; subsequent to September 30th, NHI sold 3 properties with a net book value of $5.9 million for net proceeds of $5.4 million plus $1.6 million of seller financing on one of the transactions

	Operator	Units	Properties	Net Proceeds	Annualized Cash Rent	Annualized Cash NOI	Implied Cash Rent Yield	Implied Cash NOI Yield	EBITDARM Coverage [1]
Q2 2021	Bickford Senior Living	247	6	$ 39,924					
Q3 2021	Holiday Retirement	1,030	9	119,799					
Q3 2021	Senior Living Management	131	1	12,847					
Q4 2021	Brookdale Senior Living	76	1	11,880					
Q4 2021	Senior Living Management	98	1	7,275					
Q4 2021	Genesis Healthcare	180	1	3,723					
Q1 2022	Vitality Senior Living	135	1	8,302					
Q2 2022	Holiday Retirement	83	1	2,990					
Q2 2022	Chancellor Health Care	74	2	7,305					
Q2 2022	Bickford Senior Living	67	1	3,857					
Q2 2022	Comfort Care Senior Living	237	4	40,000					
Q2 2022	Bickford Senior Living	171	2	22,102					
Q3 2022	Discovery Senior Living	90	1	8,235					
Q3 2022	Discovery Senior Living	148	1	8,144					
Q1 2023	BAKA Enterprises	120	1	7,478					
Q1 2023	Bickford Senior Living	45	1	2,553					
Q2 2023	Milestone Retirement	76	2	3,803					
Q2 2023	Chancellor Health Care	25	1	2,355					
Q2 2023	Chancellor Health Care	64	1	7,633					
Q2 2023	Milestone Retirement	25	1	1,602					
Q2 2023	Chancellor Health Care	227	1	23,724					
Q3 2023	Chancellor Health Care	29	1	2,923					
Q4 2023	Senior Living Management	90	3	5,382					
	Total Senior Housing	3,468	44	$ 353,835	$ 39,382	$ 11,182	11.1%	3.2%	0.57x
Q3 2022	National Healthcare Corp [2]	780	7	43,686					
	Total Senior Housing & SNF	4,248	51	$ 397,521					

[1] Assumes 5% management fee and $500 per unit capex.
[2] NHC disposition only included in Units, Properties and Net Proceeds.

1 EBITDARM Coverage Overview

NHI NATIONAL HEALTH INVESTORS

EBITDARM Coverage Improvement

Coverage across all NHI asset classes experienced sequential improvement for the trailing twelve months (TTM) through 2Q 2023. Need Driven Senior Housing EBITDARM coverage continues to show improvement reflecting the dispositions, rent restructurings and improving fundamentals. Discretionary Senior Housing and SNF coverage has shown resilience throughout the pandemic.

Senior Housing - Need Driven

- Coverage of 1.26x in the TTM ended 2Q 2023 improved 27.3% from 2Q 2022 at 0.99x and 3.3% from 1Q 2023 at 1.22x
- Bickford coverage improved sequentially to 1.45x from 1.41x in the prior period reflecting improved occupancy and margins
- Excluding Bickford, Need Driven portfolio coverage improved sequentially to 1.09x from 1.07x in the prior period and has improved for seven straight quarters

Senior Housing – Discretionary

- Coverage of 1.38x improved 7 bps sequentially bolstered by NHI's largest tenant, SLC, which showed a 3 bps sequential improvement to 1.31x and a 14 bps improvement for other Discretionary operators
- Portfolio now largely represents coverage for our entrance fee operators (SLC, LCS, and Watermark) which have proven resilient throughout the pandemic

Skilled Nursing

- Anchored by NHC and ENSG, NHI's SNF coverage continues to be very healthy at 2.62x, up from 2.47x in the prior period

Trailing Twelve Month (TTM) EBITDARM Coverage

	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022
Senior Housing					
Properties	89	92	96	100	99
EBITDARM Coverage	1.33x	1.26x	1.22x	1.17x	1.14x
Senior Housing - Need Driven					
Properties	75	78	82	86	85
EBITDARM Coverage	1.26x	1.22x	1.11x	1.02x	0.96x
Bickford					
Properties	38	38	38	39	38
EBITDARM Coverage	1.45x	1.41x	1.26x	1.09x	1.00x
Need Driven ex. Bickford					
Properties	37	40	44	47	47
EBITDARM Coverage	1.09x	1.07x	1.00x	0.96x	0.91x
Senior Housing – Discretionary					
Properties	14	14	14	14	14
EBITDARM Coverage	1.38x	1.31x	1.34x	1.36x	1.38x
Senior Living Communities ("SLC")					
Properties	10	10	10	10	10
EBITDARM Coverage	1.31x	1.28x	1.17x	1.22x	1.25x
Discretionary ex. SLC					
Properties	5	5	5	5	5
EBITDARM Coverage	1.50x	1.34x	1.75x	1.69x	1.70x
Skilled Nursing					
Properties	68	68	68	68	68
EBITDARM Coverage	2.62x	2.47x	2.47x	2.41x	2.47x
Total					
Properties	158	161	165	169	168
EBITDARM Coverage	1.84x	1.75x	1.70x	1.63x	1.63x

Organic Growth Drivers

(dollars in thousands except RevPOR)

Significant Organic NOI Upside in Deferral Repayments, Rent Resets, and SHOP

- NHI typically targets organic growth in the 1.5% - 2.0% range driven largely by triple net lease escalators
- **Incremental Organic Drivers**: The Company expects incremental growth opportunities over the next several years from the SHOP portfolio, deferral collections, and rent resets on restructured leases
- **Deferral Repayments**: NHI has granted deferrals of approximately $38.1 million including $20.5 million to Bickford and $17.6 million to other operators
  - Collected approximately $2.3 million in deferred rent payments during Q3 2023 from 7 tenants and has collected a cumulative of approximately $3.7 million since 2021
  - Reduced Bickford's balance by $5.5 million in lieu of cash payment following the exercise of two purchase options on newly developed properties which created significant value for NHI and improved overall EBITDARM coverage with Bickford
  - Reduced a senior housing tenant's deferral balance by $1 million in Q3 2023 following a repayment of $0.5 million
- **SHOP Upside**: NHI continues to view the longer-term incremental NOI opportunity of mid-30% margins as community leadership matures, capital projects are completed, and industry fundamentals improve. There is incremental longer-term potential should margins improve to 2020 levels
  - **Occupancy**: Q3 2023 occupancy improved 350 bps sequentially to 79.0%; September average occupancy was 81.2%
  - **RevPOR**: RevPOR growth muted as SHOP operators focused on driving occupancy growth in the near-term

	2020	2021	Q1 2022	Q2 2022 [1]	Q3 2022	Q4 2022	2022	Q1 2023	Q2 2023	Q3 2023
Properties	15	15	15	15	15	15	15	15	15	15
Units	1,730	1,730	1,730	1,731	1,731	1,732	1,731	1,734	1,734	1,734
Occupancy	85.5 %	78.9 %	77.7 %	76.5 %	76.9 %	75.8 %	76.7 %	75.2 %	75.5 %	79.0 %
RevPOR	$ 3,011	$ 3,020	$ 3,013	$ 3,018	$ 3,010	$ 2,994	$ 3,008	$ 2,989	$ 3,004	$ 3,010
Resident Fees	$ 53,479	$ 49,469	$ 12,144	$ 11,992	$ 12,013	$ 11,791	$ 47,940	$ 11,700	$ 11,793	$ 12,367
Operating Expenses	(27,033)	(28,898)	(7,604)	(8,513)	(8,639)	(9,253)	(34,010)	(9,215)	(9,094)	(9,428)
Management Fees	(2,674)	(2,473)	(607)	(600)	(600)	(589)	(2,396)	(584)	(588)	(616)
NOI	$23,772	$18,097	$3,933	$2,879	$2,774	$1,949	$11,535	$1,901	$2,111	$2,322
NOI Margin	44.5 %	36.6 %	32.4 %	24.0 %	23.1 %	16.5 %	24.1 %	16.2%	17.9%	18.8%

Significant incremental SHOP NOI opportunity on improving margins to 2021 levels in the mid 30% range

[1] Periods prior to 2Q 2022 reflect operations under different managers and are provided for illustrative purposes.

Financial Strength Positions NHI for Accretive External Growth

(dollars in millions)

Strong Balance Sheet Provides Ample Liquidity for Investment

- Despite significant deferrals and rent restructuring, NHI has maintained its target leverage in the 4.0x – 5.0x net debt to adjusted EBITDA range
- NHI announced investments of $101.5 million in 2022 at a weighted average yield of 7.7% and has announced $72.0 million in YTD 2023 investments at a weighted average yield of 8.2%
- NHI repurchased 2.5 million shares for $152 million in 2022 reducing annualized dividends by $8.9 million
- Significant incremental investments without the need to issue equity while maintaining the target leverage profile
- NHI secured a new $200 million term loan in Q2 2023 from a syndicate of nine lenders
- In November 2023, NHI repaid $50 million of private placement notes primarily using the revolver



Private Placement
Term Loan
Secured Debt
Line of Credit
Senior Notes
Available Line of Credit
$700
$445
$327
$77
$200
$50
$255
$400
$400
$75
$75
$-
$100
$100
2023
2024
2025
2026
2027
Thereafter

[1] Investment funded partially with the satisfaction of a $14.2 million construction loan. NHI also agreed to a $2.5 million credit to Bickford's outstanding deferral balance
[2] Investment funded partially with the satisfaction of a $14.0 million construction loan. NHI also agreed to a $3.0 million credit to Bickford's outstanding deferral balance
[3] Investment funded partially with the satisfaction of a $9.1 million second mortgage

Date	Tenant / Borrower	Investment Type	Yield	Investment
3Q 2023	Capital Funding Group	Mezzanine loan	10.0%	$ 17.2
1Q 2023	Silverado Senior Living	Lease	7.5%	37.5
1Q 2023	Bickford Senior Living [1]	Lease	8.0%	17.3
		Total 2023	8.2%	$ 72.0
4Q 2022	Bickford Senior Living [2]	Lease	8.0%	$ 17.2
4Q 2022	Capital Funding Group	Corporate loan	7.3%	42.5
2Q 2022	Encore Senior Living [3]	Lease	7.3%	13.3
1Q 2022	Encore Senior Living	Construction loan	8.5%	28.5
		Total 2022	7.7%	$ 101.5
		Total 2022 & 2023	7.9%	$ 173.5

Net Debt to Adjusted EBITDA



5.0x
5.0x
4.8x
4.9x
4.9x
4.0x
4.5x
4.7x
4.6x
4.6x
4.4x
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23

4 Optimization Creating More Invested Capital Efficiency

NATIONAL HEALTH INVESTORS

Optimization Improving ROIC

- Pandemic impacts start in late 2020 with first rent concessions granted
- Dispositions begin in 2Q21 and include 44 senior housing properties and seven SNFs
- Bickford rent reset and SHOP formation at the beginning of 2Q22
- ROIC improving as dispositions of underperforming assets slow and Normalized FAD stabilizes on solid collections with fewer new rent concessions



Return on Invested Capital
8.50%
8.00%
7.50%
7.00%
6.50%
6.00%
8.33%
8.27%
8.16%
8.04%
7.92%
7.69%
7.53%
7.30%
7.16%
7.47%
7.58%
7.72%
7.80%
7.65%
7.81%
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23

Definitions

ADJUSTED EBITDA & EBITDARM

We consider Adjusted EBITDA to be an important supplemental measure because it provides information which we use to evaluate our performance and serves as an indication of our ability to service debt. We defi ne Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization, including amounts in discontinued operations, excluding real estate asset impairments and gains on dispositions and certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing Adjusted EBITDA for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs. Adjusted EBITDA also includes our proportionate share of unconsolidated equity method investments presented on a similar basis. Since others may not use our definition of Adjusted EBITDA, caution should be exercised when comparing our Adjusted EBITDA to that of other companies. EBITDARM is earnings before interest, taxes, depreciation, amortization, rent and management fees.

ADJUSTED NET OPERATING INCOME

Adjusted net operating income ("Adjusted NOI") is a non-U.S. GAAP supplemental financial measure used to evaluate the operating performance of real estate. We define Adjusted NOI as total revenues, less straight-line revenue, less corporate interest income, less tenant reimbursements and property operating expenses, and adjusted for non-cash revenue items including, but not limited to, amortization of commitment fees, deferred financing costs and original issue discounts and lease incentive amortization. We believe Adjusted NOI provides investors relevant and useful information as it measures the operating performance of our properties at the property level on an unleveraged basis. We use adjusted NOI to make decisions about resource allocations and to assess the property level performance of our properties.

NET OPERATING INCOME

Net operating income ("NOI") is a non-U.S. GAAP supplemental financial measure used to evaluate the operating performance of real estate. We define NOI as total revenues, less tenant reimbursements and property operating expenses. We believe NOI provides investors relevant and useful information as it measures the operating performance of our properties at the property level on an unleveraged basis. We use NOI to make decisions about resource allocations and to assess the property level performance of our properties.

NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (FAD)

Normalized FAD is an important supplemental performance measure for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our senior unsecured notes and debt issuance costs to be amortized as non-cash adjustments to earnings. We also adjust Normalized FAD for the net change in our allowance for expected credit losses, non-cash stock-based compensation as well as certain noncash items related to our equity method investments such as straight-line lease expense and amortization of purchase accounting adjustments. Normalized FAD is an important supplemental measure of liquidity for a REIT as a useful indicator of the ability to distribute dividends to stockholders.

OCCUPANCY

Occupancy is the average percentage of all units in our SHOP segment that are occupied during the time period described. We define occupancy as the average number of units occupied in any given time period divided by the total number of available units.

RETURN ON INVESTED CAPITAL (ROIC)

ROIC is a performance metric that intends to measure the percentage return earned on capital invested by a company. NHI calculates ROIC as TTM Normalized FAD plus contractual interest divided by the average of total assets plus accumulated deprecation less straight-line rent receivable over the TTM period.

RevPOR

RevPOR is the average monthly revenue generated by occupied units in our SHOP segment. We define RevPOR as monthly resident fees and services revenue divided the number of monthly occupied units.



Reconciliations: ROIC

(dollars in thousands)	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23
Total Assets	$ 3,167,835	$ 3,166,971	$ 3,139,273	$ 3,120,346	$ 3,183,273	$ 3,077,445	$ 2,912,177	$ 2,838,876	$ 2,802,503	$ 2,587,291	$ 2,508,785	$ 2,507,424	$ 2,533,230	$ 2,498,495	$ 2,499,090
Add: Accumulated Depreciation	534,905	555,762	576,605	597,638	618,299	622,943	593,215	576,668	582,175	593,036	599,423	611,688	625,743	638,631	656,155
Less: Straight-line Receivable	(85,629)	(89,090)	(92,418)	(95,703)	(98,354)	(97,723)	(99,895)	(96,198)	(94,739)	(79,697)	(81,959)	(76,895)	(79,103)	(82,295)	(83,549)
Invested Capital	$ 3,617,111	$ 3,633,643	$ 3,623,460	$ 3,622,281	$ 3,703,218	$ 3,602,665	$ 3,405,497	$ 3,319,346	$ 3,289,939	$ 3,100,630	$ 3,026,249	$ 3,042,217	$ 3,079,870	$ 3,054,831	$ 3,071,696
Normalized FAD	$ 59,545	$ 60,925	$ 60,270	$ 59,003	$ 59,551	$ 52,839	$ 51,173	$ 45,911	$ 52,669	$ 56,279	$ 47,378	$ 44,712	$ 47,739	$ 44,586	$ 48,170
Add: Contractual Interest	13,003	12,832	11,907	11,537	12,230	12,188	12,085	11,668	9,558	10,262	10,821	11,847	13,440	13,612	14,387
FAD before contractual interest	$ 72,548	$ 73,757	$ 72,177	$ 70,540	$ 71,781	$ 65,027	$ 63,258	$ 57,579	$ 62,227	$ 66,541	$ 58,199	$ 56,559	$ 61,179	$ 58,198	$ 62,557
TTM Invested Capital	$ 3,425,064	$ 3,511,852	$ 3,555,284	$ 3,593,428	$ 3,639,943	$ 3,637,053	$ 3,591,424	$ 3,530,601	$ 3,464,133	$ 3,343,616	$ 3,228,332	$ 3,155,676	$ 3,107,781	$ 3,060,759	$ 3,054,972
TTM Normalized FAD plus contractual interest	$ 285,423	$ 290,548	$ 290,094	$ 289,023	$ 288,256	$ 279,525	$ 270,606	$ 257,645	$ 248,091	$ 249,605	$ 244,546	$ 243,526	$ 242,479	$ 234,136	$ 238,494
ROIC	8.33%	8.27%	8.16%	8.04%	7.92%	7.69%	7.53%	7.30%	7.16%	7.47%	7.58%	7.72%	7.80%	7.65%	7.81%